Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No.1 to the Registration Statement on Form S-1 of our report dated March 7, 2025, with respect to the financial statements included in the Annual Report of Mill City Ventures III, Ltd. on the Form 10-K for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Boulay PLLP

Boulay PLLP

Minneapolis, Minnesota

August 27, 2025